Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture, dated as of September 26, 2013 (this “First Supplemental Indenture”), among Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”), Nationstar Capital Corporation, a Delaware corporation (“Nationstar Corp.” and, together with Nationstar, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of July 22, 2013 (the “Indenture”), that governs the Issuers’ existing outstanding $250,000,000 aggregate principal amount of 6.500% Senior Notes due 2018 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Indenture provides that the Issuers shall be entitled, subject to its compliance with Section 4.09 of the Indenture, to issue Additional Notes (as defined in the Indenture) ranking pari passu with the Initial Notes without notice to or consent of the Holders (as defined in the Indenture) having the same terms as to status, waivers, amendments, offers to repurchase, redemption or otherwise as the Initial Notes, and that such Additional Notes shall be issued with the benefit of an indenture supplement to the Indenture;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement of the Issuers and the Guarantors have been duly performed and complied with;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers have delivered a resolution of their Boards of Directors (as defined in the Indenture) authorizing the execution of this First Supplemental Indenture, and in accordance with Section 9.06 and Section 12.04 of the Indenture have delivered an Officers’ Certificate and an Opinion of Counsel (each as defined in the Indenture) to the Trustee stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture, that this First Supplemental Indenture is the legal, valid and binding obligation of the Issuers and the Guarantors party hereto, enforceable against them in accordance with the terms of this First Supplemental Indenture, subject to customary exceptions, that this First Supplemental Indenture complies with the provisions of the Indenture and that all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution of this First Supplemental Indenture have been satisfied;

WHEREAS, the Issuers and the Guarantors, pursuant to the foregoing authority, propose in and by this First Supplemental Indenture to amend the Indenture, and request that the Trustee join in the execution of this First Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. New Notes. Pursuant to Section 2.01 of the Indenture, the Issuer hereby creates and issues $225,000.000 in aggregate principal amount of 6.500% Senior Notes due 2018 (the “New Notes”) as Additional Notes under the Indenture. The New Notes will be consolidated with and form a single class with the Initial Notes, to which the New Notes are identical in all terms and conditions except as to the date of issue. The first interest payment date of the New Notes will be February 1, 2014. The New Notes will, when issued, be considered notes issued pursuant to the Indenture for all purposes thereunder and will be subject to and take benefit of all the terms, conditions and provisions of the Indenture.

3. Authentication of New Notes. The Trustee shall, pursuant to an authentication order delivered in accordance with Section 2.02 of the Indenture, authenticate the New Notes.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Severability. In case any provision in this First Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEROF.

7. Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with

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respect hereto. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

10. Successors. This First Supplemental Indenture shall be binding on the Issuers, the Guarantors, the Trustee and the Holders and their respective successors and assigns, and shall inure to the benefit of the such parties and their respective successors and assigns.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUERS:

NATIONSTAR MORTGAGE LLC
NATIONSTAR CAPITAL CORPORATION

By:	/s/ David C. Hisey
	Name:	David C. Hisey
	Title:	Chief Financial Officer

GUARANTORS:

NATIONSTAR MORTGAGE HOLDINGS INC.
NATIONSTAR SUB1 LLC
NATIONSTAR SUB2 LLC
CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC
HARWOOD INSURANCE SERVICES, LLC
HARWOOD SERVICE COMPANY OF GEORGIA, LLC
HARWOOD SERVICE COMPANY OF NEW JERSEY, LLC
NATIONSTAR 2009 EQUITY CORPORATION
NATIONSTAR EQUITY CORPORATION
NATIONSTAR INDUSTRIAL LOAN COMPANY
NATIONSTAR INDUSTRIAL LOAN CORPORATION
NSM FORECLOSURE SERVICES INC.

By:	/s/ David C. Hisey
	Name:	David C. Hisey
	Title:	Chief Financial Officer

HARWOOD SERVICE COMPANY, LLC
HOMESELECT SETTLEMENT SOLUTIONS, LLC
VERIPRO SOLUTIONS INC.

By:	/s/ Jay Bray
	Name:	Jay Bray
	Title:	Chief Financial Officer

[Signature Page—Indenture]

CENTEX LAND VISTA RIDGE LEWISVILLE III, L.P.

By:	CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC, its General Partner

	By:	/s/ David C. Hisey
		Name:	David C. Hisey
		Title:	Chief Financial Officer

CHAMPION MORTGAGE LLC

By:	/s/ Jay Bray
	Name:	Jay Bray
	Title:	Chief Executive Officer

[Signature Page—Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President